UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2026

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8928

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Seaboard Corporation (the “Company”) held its annual meeting of stockholders on April 20, 2026 in Overland Park, Kansas. Three items were submitted to a vote as described in the Company’s Proxy Statement filed March 6, 2026. The following briefly describes the proposals and results of the stockholders’ votes.

	Votes in	Votes
	Favor	Withheld
1. Election of the following persons as directors:
Ellen S. Bresky	811,128	89,934
David A. Adamsen	868,325	32,737
Douglas W. Baena	887,150	13,912
Paul M. Squires	817,580	83,482
Frances B. Shifman	893,965	7,097

	Votes in	Votes	Votes
	Favor	Against	Abstaining

2. Vote to approve the compensation, on an advisory basis, of the Named	832,490	66,062	2,510
Executive Officers, as disclosed in the proxy statement for the 2026
Annual Meeting of Stockholders:

3. Ratification and approval of the selection of KPMG LLP	929,204	1,502	526
as independent auditors for 2026:

There were 30,170 broker non-votes with respect to the election of directors and compensation of Named Executive Officers. There were 0 broker non-votes with respect to the selection of independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2026

Seaboard Corporation
(Registrant)

By:	/s/ David H. Rankin
David H. Rankin Executive Vice President, Chief Financial Officer
(principal financial officer)

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